August 4, 2021

FOR ADDITIONAL INFORMATION

Media	Investors
Dave Rau	Randy Hulen	Christopher Turnure
Corporate Media Relations	VP, Investor Relations and Treasurer	Director, Investor Relations
(614) 493-8657	(219) 647-5688	(614) 404-9426
drau@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource Reports Second Quarter
2021 Results

•Renewable generation transition remains ahead of original schedule with planned retirements, and now has Indiana regulatory approval of all renewable joint venture projects included in its estimated $2 billion investment
•Safety, asset modernization and customer affordability remain top priorities
•NiSource remains on track to achieve 2021 guidance and long-term EPS growth rates

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended June 30, 2021 of $46.5 million, or $0.11 diluted earnings per share, compared to net loss available to common shareholders of $18.5 million, or $0.05 diluted loss per share, for the same period of 2020. For the six months ended June 30, 2021, NiSource's net income available to common shareholders was $328.2 million, or $0.80 diluted earnings per share, compared to net income available to common shareholders of $43.3 million, or $0.11 diluted earnings per share, for the same period of 2020.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $52.6 million, or $0.13 diluted earnings per share, for the three months ended June 30, 2021, compared to non-GAAP net operating earnings available to common shareholders of $50.2 million, or $0.13 diluted earnings per share, for the same period of 2020. For the six months ended June 30, 2021, NiSource's non-GAAP net operating earnings available to common shareholders was $357.4 million, or $0.88 diluted earnings per share, compared to non-GAAP net operating earnings available to common shareholders of $341.1 million, or $0.89 diluted earnings per share, for the same period of 2020. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

"We made significant progress in our generation transition and the current renewable replacement plan with Indiana commission approval now received for all of our joint venture renewable projects. In addition, we have received more than 180 proposals in our 2021 Integrated Resource Plan (IRP) process, which will inform our generation replacement strategy in Indiana beyond 2023,” said NiSource President and CEO Joe Hamrock. “We continue to expect that our infrastructure and generation investments will drive compound annual growth of 7 to 9% in diluted net operating earnings per share from 2021 through 2024 while reducing greenhouse gas emissions 90% by 2030."

2021 Guidance and Long-Term EPS Growth Rates Remain on Track

NiSource remains on track to achieve its 2021 non-GAAP diluted net operating earnings guidance of $1.32 to $1.36 per share. The company expects to make capital investments of $1.9 billion to $2.1 billion in 2021.

As outlined at its October 2020 Investor Day, NiSource continues to expect to grow its non-GAAP diluted net operating earnings per share by 7 to 9% on a compound annual growth rate basis from 2021 through 2024, including near-term annual growth of 5 to 7% through 2023. NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

NiSource expects to make capital investments totaling approximately $10 billion through 2024, comprised of annual investments of $1.9 to $2.2 billion for growth, safety and modernization, and an additional $2 billion in total for renewable generation. These investments are expected to drive compound annual rate base growth of 10 to 12% for each of our businesses through 2024.

All three major rating agencies have affirmed NiSource’s investment-grade credit rating in 2021, with a recent report from Moody’s (Baa2) adding to affirmations from Fitch Ratings (BBB) and Standard & Poor's (BBB+) earlier this year. As of June 30, 2021, NiSource had approximately $2.2 billion in net available liquidity, consisting of cash and available capacity under its credit facility and accounts receivable securitization programs.

The company’s long-term financing plan remains consistent with the update following the April equity unit offering.

System-wide Safety Enhancements Update

The Safety Management System (SMS) continues to mature as the core operating model within NiSource, focusing on culture, asset management and process safety. Recent safety milestones include:

•Implemented a Management of Change process to reduce unplanned or intended risks and add layers of protection
•Accelerated integration of contractors into safety plans
•Expanded deployment of Picarro advanced leak detection technology that will provide additional data for risk-informed decision making

On Track to Reach Environmental Impact Targets

NiSource continues on track to achieve its environmental impact targets. We expect to reduce greenhouse gas emissions 90% by 2030, from 2005 levels, including a 50% reduction in methane emissions from gas mains and services by 2025.

Through NiSource's participation in U.S. EPA’s Methane Challenge Program and additional modernization efforts, NiSource has reduced pipeline methane emissions 39% compared with 2005 levels. More than 1.1 million customers participated in the company’s energy efficiency programs during 2020, including upgrades, home check-ups and weatherization services. These programs achieved more than $17 million in savings and avoided more than 80,000 tons of greenhouse gas emissions.

Second Quarter 2021 and Recent Business Highlights

Electric Operations
Northern Indiana Public Service Company (NIPSCO) continues to execute on an electric generation transition consistent with the preferred pathway from its 2018 IRP. The 2018 IRP outlines plans to retire nearly 80% of its remaining coal-fired generation by 2023, and retire all coal generation by the end of 2028, to be replaced by lower-cost and reliable options. The plan is expected to be a key element of a 90% reduction in NiSource's greenhouse gas emissions by 2030 compared with 2005 levels, and to save NIPSCO electric customers more than $4 billion over 30 years.

NIPSCO has received renewable energy project approvals from the Indiana Utility Regulatory Commission (IURC) for all joint-venture projects included in its estimated $2 billion investment, as well as 5 of the 6 power purchase agreements (PPAs) announced in its electric generation transition.

In addition to these current renewable generation commitments, the 2021 IRP will outline NIPSCO’s long-term generation alternatives, including future capacity needs tied to the planned retirement of the Michigan City Generating Station in 2028.

Recent electric operations highlights include:
•Progress continues toward submitting the NIPSCO 2021 IRP by November 2021. As part of that process, NIPSCO initiated an RFP (Request for Proposal) and received more than 180 proposals for resource alternatives across a range of technologies, demonstrating a robust marketplace and engagement from the vendor community in the company's generation transition. The IRP will integrate these results over the next few months to develop a stakeholder-supported preferred resource plan. This will be followed by additional evaluation in early 2022 of specific long-term replacement capacity options.
•Approval has been received for all renewable joint venture projects needed to replace Schahfer Generating Station when its last units are retired in 2023. The IURC approved the Elliot Solar and Indiana Crossroads Solar projects on July 28. Fairbanks Solar and Gibson Solar projects were approved on June 29. Approval for Cavalry, Dunns Bridge I and II, as well as Green River Solar PPA was received on May 5.
•Two renewables projects have entered service, and the Indiana Crossroads wind project is expected to be completed in the fourth quarter of 2021. Completion of the remaining projects is anticipated by the end of 2023.
•NIPSCO filed a new Electric Transmission, Distribution and Storage Improvement Charge (TDSIC) Plan in June, effective from 2021 through 2026. It includes $1.64 billion in current and planned investments to enhance the safety and reliability of electric infrastructure, as well as improve customer service. An order from the IURC is expected in December.

Gas Distribution Operations
•Columbia Gas of Ohio has filed its first rate case in 13 years, focused on continued infrastructure investment. It requests a $221.4 million increase, net of the Capital Expenditure Program (CEP) and Infrastructure Replacement Program (IRP) Riders, which the company is seeking to extend. An order from the Public Utilities Commission of Ohio (PUCO) is expected in 2022.
•Columbia Gas of Kentucky has filed a request with the Kentucky Public Service Commission (PSC) to increase its base delivery rates, the first such request since 2016, seeking an overall increase in revenues of $26.7 million.

•Columbia Gas of Maryland filed a request with the Maryland Public Service Commission (PSC) in May 2021 seeking approval to adjust base rates for distribution service in order to allow for the Company’s significant improvements to its natural gas distribution system. An increase in annual revenues of approximately $4.8 million is requested.
•NIPSCO implemented new rates in July to reflect the latest adjustment to the Gas Transmission, Distribution and Storage Improvement Charge (TDSIC) tracker. The $52.3 million increase is part of nearly $950 million in capital investments to be made through 2025.

Additional information for the quarter ended June 30, 2021, is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at the company's second quarter 2021 earnings conference call scheduled for August 4, 2021 at 11 a.m. ET.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Part I, Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company's annual report on Form 10-K for the year ended December 31, 2020; and Part II, Item 1A, “Risk Factors,” of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income (Loss) Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2021	2020	2021	2020
GAAP Net Income (Loss) Available to Common Shareholders	$46.5	$(18.5)	$328.2	$43.3
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	(6.1)	(5.1)	2.9	21.2
Operating Expenses:
Greater Lawrence Incident(1)	1.2	5.0	7.0	13.1
Plant retirement costs(2)	8.6	4.6	8.6	4.6
NiSource Next initiative(3)	4.6	—	14.3	—
Massachusetts Business sale related amounts(4)	—	69.7	6.9	349.9
Gain on sale of assets, net	—	(0.6)	—	(0.7)
Total adjustments to operating income	8.3	73.6	39.7	388.1
Income Taxes:
Tax effect of above items(5)	(2.2)	(4.9)	(10.5)	(90.3)
Total adjustments to net income (loss)	6.1	68.7	29.2	297.8
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$52.6	$50.2	$357.4	$341.1
Diluted Average Common Shares(6)	422.9	384.3	408.5	384.2
GAAP Diluted Earnings (Loss) Per Share(7)	$0.11	$(0.05)	$0.80	$0.11
Adjustments to diluted earnings (loss) per share	0.02	0.18	0.08	0.78
Non-GAAP Diluted Net Operating Earnings Per Share(7)	$0.13	$0.13	$0.88	$0.89
(1)Represents costs incurred for estimated third-party claims and related other expenses as a result of the Greater Lawrence Incident.
(2)Represents non-recurring unrecoverable costs incurred in connection with the planned retirement of Units 14 and 15 at R.M. Schahfer Generating Station.
(3)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(4)2021 represents loss incurred for the Massachusetts Business primarily due to net working capital adjustments on the final purchase price. 2020 primarily represents loss recorded as a result of measuring the assets and liabilities of the Massachusetts Business at fair value, less costs to sell, including third-party consulting costs incurred for the separation and transition of the Massachusetts Business, offset by depreciation and amortization expense that was ceased for GAAP purposes as a result of classifying the Massachusetts Business as held for sale.
(5)Represents income tax expense calculated using the statutory tax rates by legal entity. 2020 includes adjustment for CMA non-deductible payment in lieu of penalties.
(6)Beginning in 2021, we changed our Non-GAAP measure from Basic to Diluted Net Operating Earnings per Share. Basic Average Common Shares Outstanding were 383.5M and 383.3M for the three and six months ended June 30, 2020. Non-GAAP Net Operating Earnings per Share of $0.13 and $0.89, respectively, remained unchanged.
(7)The Non-GAAP diluted NOEPS numerator for the three and six months ended June 30, 2021 is equal to net operating earnings available to common shareholders adjusted for a $0.4M add-back for interest expense incurred, net of tax, related to the Series A Equity Unit purchase contracts.